UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Encore Acquisition Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ENCORE ACQUISITION COMPANY

777 Main Street
Suite 1400
Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Encore Acquisition Company:

      Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Encore Acquisition Company (the “Company” or “Encore”) will be held at Federal Hall National Memorial, 26 Wall Street, New York, New York 10005, on Thursday, April 29, 2004, at 10:00 a.m., New York time. The Annual Meeting is being held for the following purposes:

(1) to elect eight directors, each for a term of one year;

(2) to amend and restate the Company’s 2000 Incentive Stock Plan; and

(3) to transact such other business as may properly come before the meeting.

      These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on March 19, 2004.

By Order of the Board of Directors,

Roy W. Jageman
Corporate Secretary

Fort Worth, Texas

March 30, 2004

YOUR VOTE IS IMPORTANT

Please date, sign, and return the enclosed Proxy promptly to ensure that your shares are voted in accordance with your wishes and a quorum is present at the Annual Meeting. Instead of returning the paper proxy, you may vote over the telephone at 1-800-435-6710 or through the Internet by accessing http://www.eproxy.com/eac. To do so by either method, you will need the control numbers that are printed on your personalized proxy card.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT 2004 ANNUAL MEETING OF STOCKHOLDERS
QUORUM AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
DIRECTOR NOMINEES AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PROPOSAL NO. 2 AMENDMENT AND RESTATEMENT OF 2000 INCENTIVE STOCK PLAN
COMPANY STOCK PERFORMANCE
OTHER MATTERS
STOCKHOLDER PROPOSALS
SOLICITATION OF PROXIES
STOCKHOLDER LIST
ANNUAL REPORT
HOUSEHOLDING
INTERNET AND TELEPHONE VOTING
ANNEX A
ANNEX B

ENCORE ACQUISITION COMPANY

777 Main Street
Suite 1400
Fort Worth, Texas 76102

PROXY STATEMENT

2004 ANNUAL MEETING OF STOCKHOLDERS
April 29, 2004

       The Board of Directors of Encore Acquisition Company (the “Board of Directors” or “Board”) requests your proxy for the Annual Meeting of Stockholders that will be held at Federal Hall National Memorial, 26 Wall Street, New York, New York 10005, on Thursday, April 29, 2004, at 10:00 a.m., New York time. By granting the proxy, you authorize the persons named on the proxy card to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the meeting from time to time and to vote your shares at any adjournments or postponements of the meeting.

      You may grant your proxy by signing, dating and returning the enclosed paper proxy card. Instead of returning the paper proxy, you may vote over the telephone or through the Internet. See “Internet and Telephone Voting” on page 28.

      Internet Voting. Use the Internet to vote your proxy by accessing http://www.eproxy.com/eac. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located on your proxy card, to create and submit an electronic ballot.

      Telephone Voting. Use any touch-tone telephone to vote your proxy at 1-800-435-6710. Have your proxy card in hand when you call. You will be prompted to enter your control number, printed on your proxy card, and then follow the directions given.

      Voting in Person or by Proxy; Revocation. If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy. You may revoke the proxy at any time before it is exercised at the Annual Meeting by:

•	delivering to the Corporate Secretary of the Company a written notice of the revocation;

•	signing and delivering to the Corporate Secretary of the Company a proxy with a later date; or

•	submitting your vote with a later date by telephone or the Internet.

      Your attendance at the Annual Meeting will not revoke the proxy unless you give written notice of revocation to the Corporate Secretary of the Company before the proxy is exercised, or you vote your shares in person.

      This Proxy Statement and the accompanying Notice of Annual Meeting and proxy are first being sent or given to stockholders of the Company on or about April 2, 2004.

QUORUM AND VOTING

      Voting Stock. The Company has one outstanding class of securities that entitles holders to vote generally at meetings of the Company’s stockholders: common stock, par value $.01 per share. Each share of common stock outstanding on the record date is entitled to one vote.

      Record Date. The record date for stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 19, 2004. As of the record date, 30,433,893 shares of common stock were entitled to be voted at the Annual Meeting.

      Quorum and Adjournments. The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

      If a quorum is not present, the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

      Vote Required. Directors will be elected by holders of a plurality of the shares of common stock present in person or represented by proxy, and entitled to be voted at the Annual Meeting. The approval of the amendment and restatement of the Company’s 2000 Incentive Stock Plan requires the affirmative vote of a majority of the votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% of all outstanding shares.

      An automated system that the Company’s transfer agent administers will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on routine items (such as the election of directors) if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-routine items (such as the approval of the amendment and restatement of the Company’s 2000 Incentive Plan) absent instructions from the beneficial owner.

      Abstentions and broker non-votes will count in determining the presence of a quorum at the Annual Meeting, but neither abstentions nor broker non-votes will be considered as votes cast for any proposal. With respect to the election of directors, neither abstentions nor broker non-votes will have any effect on the outcome. With respect to the approval of the amendment and restatement of the Company’s 2000 Incentive Stock Plan, since the total vote cast on the proposal must represent over 50% of all shares entitled to vote on the proposal, abstentions and broker non-votes could effectively count as a vote against the proposal if the votes cast on the proposal do not represent over 50% of all shares entitled to vote on the proposal. Otherwise, neither abstentions nor broker non-votes will have any effect on the outcome.

      Default Voting. A Proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the Proxy. If you properly complete and return a Proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	FOR the election of the eight persons named in this Proxy Statement as the Board of Directors’ nominees for election to the Board of Directors. If any nominee becomes unable or unwilling to accept nomination or election, the persons acting under Proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

•	FOR the amendment and restatement of the Company’s 2000 Incentive Stock Plan.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Board of Directors knows of no matters, other than those described above, to be presented for consideration at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Board of Directors has nominated the following persons for election as directors of the Company with their terms to expire at the annual meeting of stockholders in 2005 when their successors are elected and qualified:

I. Jon Brumley

Jon S. Brumley
Martin Bowen
Ted Collins, Jr.
Ted A. Gardner
John V. Genova
Howard H. Newman
James A. Winne III

      Except for Messrs. Bowen and Genova, each of these nominees is currently serving as a director of the Company. The biographical information for each director nominee is contained under the caption “Director Nominees and Executive Officers.” The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. Mr. Arnold L. Chavkin has decided not to stand for re-election. Messrs. Bowen and Genova were each recommended as nominees for director by I. Jon Brumley, the Company’s Chief Executive Officer.

      The Board of Directors recommends that stockholders vote FOR the election of each of the nominees.

DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Director Nominees

      The members of the Board of Directors each serve a term of one year. The members are elected each year at the Annual Meeting of stockholders. Except for Messrs. Bowen and Genova, each of the director nominees is currently a director of the Company. The background of each director nominee is set forth below:

      I. Jon Brumley, 65, has been Chairman of the Board, Chief Executive Officer and Director of Encore since its inception in April 1998. He also served as President of Encore from its inception in April 1998 until August 2002. Beginning in August 1996, Mr. Brumley served as Chairman and Chief Executive Officer of MESA Petroleum (an independent oil and gas company) until MESA’s merger in August 1997 with Parker & Parsley to form Pioneer Natural Resources Company (an independent oil and gas company). He served as Chairman and Chief Executive Officer of Pioneer until joining Encore in 1998. Mr. Brumley serves as a director of Hanover Compressor Company. Mr. Brumley holds a BBA from the University of Texas and a MBA from the University of Pennsylvania Wharton School of Business. He is the father of Jon S. Brumley.

      Jon S. Brumley, 33, has been President since August 2002 and Director since November 2001. He also held the positions of Executive Vice President — Business Development and Corporate Secretary from inception in April 1998 until August 2002 and Director of Encore from April 1999 to May 2001. Prior to joining Encore, Mr. Brumley held the position of Manager of Commodity Risk and Commercial Projects for Pioneer Natural Resources Company. He was with Pioneer since its creation by the merger of MESA and Parker & Parsley in August 1997. Prior to August 1997, Mr. Brumley served as Director — Business Development for MESA. Mr. Brumley holds a Bachelor of Business Administration in Marketing from the University of Texas. He is the son of I. Jon Brumley.

      Martin Bowen, 60, is a nominee for Director. Since 1993, Mr. Bowen has been Vice President and Chief Financial Officer of Fine Line, Inc., a private holding company. He also serves on the Board of Directors of AZZ, Inc. and several privately held companies. In addition, he is a Director and Executive Committee Member of the Southwestern Exposition and Livestock Show, a Director of the Fort Worth Chamber of Commerce and a Council Member of the World Wildlife Fund. Mr. Bowen holds a Bachelor of Business

Administration in Finance from Texas A&M University, a Bachelor of Foreign Trade from the American Graduate School of International Management and a J.D. from Baylor University School of Law.

      Ted Collins, Jr., 65, has been a Director since May 2001. From 1988 to July 2000, he was a co-founder and president of Collins & Ware, Inc. (an independent oil and gas exploration company which was sold in July 2000). Since that time he has engaged in private oil and gas investments. Mr. Collins is a past President of the Permian Basin Petroleum Association, the Permian Basin Landmen’s Association, Midland Petroleum Club and serves as Chairman of the Midland Wildcat Committee. He is a graduate of the University of Oklahoma with a B.S. in Geological Engineering. Mr. Collins serves on the Board of Directors of Hanover Compressor Company and is an active board member on the Midland Metropolitan YMCA, the University of Oklahoma Sarkey’s Energy Center and the University of Texas Development Board.

      Ted A. Gardner, 46, has been a Director since May 2001. Mr. Gardner was a Managing Partner of Wachovia Capital Partners (formerly First Union Capital Partners) and a Senior Vice President of Wachovia Corporation (formerly First Union Corporation) from 1990 until 2003. Mr. Gardner holds a Bachelor of Arts degree in Economics from Duke University in 1979. In 1983, he earned his J.D. and Master of Business Administration from the University of Virginia. He currently serves on the Board of Directors and Compensation Committee of Kinder Morgan, Inc.

      John V. Genova, 49, is a nominee for Director. Mr. Genova has been Executive Vice President — Refining and Marketing of Holly Corporation since January 2004. From April 2002 to January 2004, Mr. Genova served as Executive Assistant to the Chairman and General Manager, Corporate Planning of ExxonMobil Corporation. From December 1999 to February 2002, he served as Director of International Gas Marketing of ExxonMobil International Limited. From January 1999 to December 1999, he served as Vice President of the Gas Department of Exxon Company, International. Mr. Genova holds a Bachelor of Science degree in Chemical and Petroleum Refining Engineering from Colorado School of Mines.

      Howard H. Newman, 56, has been a Director since August 1998. Mr. Newman has been employed by Warburg Pincus LLC since January 1984 and has been a partner of Warburg Pincus & Co. since January 1987. Mr. Newman holds Bachelor of Arts and Master of Arts degrees in economics from Yale University and a Ph.D. degree in Business-Economics from Harvard University. At Warburg Pincus, Mr. Newman is currently Vice Chairman. He is also a director of ADVO, Inc., Cox Insurance Holdings, Plc., Newfield Exploration Company, Spinnaker Exploration Company and several privately held companies. He also serves as Chairman of the Yale Alumni Fund and as a Trustee of the Salk Institute for Biological Studies.

      James A. Winne III, 52, has been a Director since May 2001. Mr. Winne is a registered land professional with 26 years of experience in the oil and gas industry. He has been President and Chief Executive Officer of Legend Natural Gas, L.P. (an independent oil and gas company) since its inception in September 2001. From March 2001 until September 2001, he developed plans for a business that became Legend Natural Gas. Since April 2001, he has served on the Board of Directors of two privately held corporations, PI Corp. and Windward Oil and Gas. He formerly was employed by North Central Oil Corporation (an independent oil and gas company) for 18 years and was President and CEO from September 1993 until March 2001. After attending the University of Houston, he started his career as an independent landman and also worked at Tomlinson Interest, Inc. (an independent oil and gas company) and Longhorn Oil and Gas (an independent oil and gas company) before joining North Central’s land department in January 1983.

Executive Officers

      Executive officers serve at the discretion of the Board of Directors. Except for Mr. I. Jon Brumley and Mr. Jon S. Brumley (discussed above), the background of each of the executive officers is set forth below:

      Roy Jageman, 36, has been Executive Vice President, Chief Financial Officer and Treasurer of Encore since November 2003 and Corporate Secretary of Encore since February 2004. Mr. Jageman was a member of the corporate finance group of Simmons & Company International from May 1999 to November 2003. Prior to joining Simmons & Company International, he was a member of the energy investment banking and equity capital markets groups of Lehman Brothers Inc. from July 1994 to April 1999. Mr. Jageman received a B.B.A. in Finance from The University of Texas at Austin.

      Robert S. Jacobs, 42, has been the Senior Vice President — Business Development and Planning of Encore since April 2003. He served Encore as Senior Geologist from July 1998 until August 1999, Vice President — Geology from August 1999 until September 2001 and Senior Vice President — Asset Management from September 2001 until April 2003. Mr. Jacobs worked as an exploration and development geologist for Bass Enterprises Production Company (an independent oil and gas company) from 1986 until joining Encore in 1998. He received his B.S. in Geology from Duke University in 1984 and his M.S. in Geology from North Carolina State University in 1986. Mr. Jacobs is a Certified Petroleum Geologist.

      Thomas H. Olle, 49, has served as Senior Vice President — Asset Management of Cedar Creek Anticline since April 2003. Mr. Olle joined Encore in March 2002 as Vice President of Engineering. Prior to joining Encore, Mr. Olle served as Senior Engineering Advisor of Burlington Resources, Inc. from September 1999 to March 2002. From July 1986 to September 1999 he served as a Regional Engineer of Burlington Resources. Mr. Olle is a 1976 graduate of the University of Texas at Austin and holds a Bachelor of Science degree with Highest Honors in Mechanical Engineering.

      Donald P. Gann, Jr., 42, has been the Senior Vice President — Operations of Encore since April 2003. He served Encore as Senior Engineer from August 1998 until June 1999, Production Manager from June 1999 until January 2001, Vice President — Production from January 2001 until February 2002 and Senior Vice President — Production from February 2002 to April 2003. Prior to joining Encore, Mr. Gann was a Senior Engineer at Mitchell Energy Corporation (an independent oil and gas company) from July 1984 until August 1998. Mr. Gann graduated with a Bachelor of Science degree in Petroleum Engineering from the University of Texas in 1984 and is a Registered Professional Engineer.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Principles and Code of Business Conduct and Ethics

      The Board of Directors has adopted a set of corporate governance principles and a code of business conduct and ethics. The governance principles and the code are available on the Company’s website at www.encoreacq.com.

Determinations of Director Independence

      Under new rules adopted by The New York Stock Exchange (the “NYSE”), the Company must have a majority of independent directors. No board member qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In evaluating each director’s independence, the Board of Directors considered all relevant facts and circumstances and relationships and transactions between each director, his or her family members or any business, charity or other entity in which the director has an interest on the one hand, and the Company, its affiliates, or the Company’s executives on the other. As a result of this review, the Board of Directors affirmatively determined that each of the nominees for director at the 2004 annual meeting is independent from the Company and its management, except for I. Jon Brumley and Jon S. Brumley, both of whom are members of the Company’s executive management team.

Board of Director Meetings and Committees

Meetings of the Board and Its Committees

      The Board of Directors of the Company held ten meetings during 2003. During 2003, the Company had two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee held five meetings during 2003 and the Compensation Committee held two meetings during 2003. Each director attended all meetings of the Board of Directors and each committee thereof on which such director served during 2003.

Establishment of New Committee and Adoption of Written Charters

      In February 2004, the Board of Directors established the Nominating and Corporate Governance Committee and adopted new charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. A copy of the charter for each committee is available on the Company’s website at www.encoreacq.com. A copy of the Audit Committee Charter is also attached to this Proxy Statement as Annex A.

Membership on and Functions of Each Board Committee

      Audit Committee. The members of the Audit Committee are Messrs. Gardner (Chairman), Collins and Winne. The Audit Committee’s purpose is, among other things, to assist the Board of Directors in overseeing:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independence, qualifications and performance of the Company’s independent auditors; and

•	the Company’s performance of its internal audit function.

      The Board of Directors, in its reasonable business judgment, has determined that all three members of the Audit Committee are independent under the listing standards of the NYSE and the rules of the Securities and Exchange Commission (the “Commission”). In addition, the Board of Directors has determined that Mr. Gardner is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Commission. Please read “Audit Committee Report” included in this Proxy Statement for additional information.

      Compensation Committee. The members of the Compensation Committee are Messrs. Winne (Chairman), Newman, Collins and Chavkin. The Compensation Committee’s functions include the following:

•	review and approve corporate goals and objectives relevant to chief executive officer compensation, evaluate the chief executive officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determine and approve the chief executive officer’s compensation level based on this evaluation;

•	make recommendations to the Board of Directors with respect to other executive officer compensation, incentive-compensation plans and equity-based plans;

•	review from time to time when and as it deems appropriate the compensation and benefits of non-employee directors, including compensation pursuant to equity-based plans, and approve, or recommend to the Board of Directors for its action, any changes in such compensation and benefits; and

•	produce a compensation committee report on executive compensation as required by the Commission to be included in the Company’s annual proxy statement or annual report on Form 10-K.

      All members of the Compensation Committee are independent under the listing standards of the NYSE. Please read “Compensation Committee Report on Executive Compensation” included in this Proxy Statement for additional information.

      Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Messrs. Collins (Chairman) and Winne. The Nominating and Corporate Governance Committee’s functions include the following:

•	identify individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board;

•	recommend to the Board of Directors a slate of director nominees to be elected by the stockholders at the next annual meeting of stockholders and, when appropriate, director appointees to take office between annual meetings;

•	develop and recommend to the Board the corporate governance guidelines applicable to the Company;

•	oversee the Board of Director’s annual evaluation of its performance and management’s performance; and

•	recommend to the Board membership on standing committees of the Board of Directors.

      Both members of the Nominating and Corporate Governance Committee are independent under the listing standards of the NYSE.

Selection of Nominees for the Board of Directors

Identifying Candidates

      The Nominating and Corporate Governance Committee receives ideas for potential Board candidates from a number of sources including members of the Board of Directors, executive officers of the Company, individuals personally known to the members of the Board of Directors and research. The Nominating and Corporate Governance Committee also has sole authority to select and compensate a third-party executive search firm to help identify candidates, if it deems advisable. In addition, the Nominating and Corporate Governance Committee will consider candidates for the Board submitted by stockholders. Any stockholder submission should include the candidate’s name and qualifications for Board membership and should be directed to the Nominating and Corporate Governance Committee, c/o Encore Acquisition Company, Corporate Secretary, 777 Main Street, Suite 1400, Fort Worth, Texas 76102. Although the Nominating and Corporate Governance Committee does not require the stockholder to submit any particular information regarding the qualifications of the stockholder’s candidate, the level of consideration that the Nominating and Corporate Governance Committee will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the committee. The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them on the same basis.

      In addition, the Bylaws of the Company permit stockholders to nominate directors for election at an annual meeting of stockholders whether or not such nominee is submitted to and evaluated by the Nominating and Corporate Governance Committee. To nominate a director using this process, the stockholder must follow the procedures described under “Stockholder Proposals” below.

Evaluating Candidates

      Each candidate must meet certain minimum qualifications, including:

•	the ability to represent the interests of all stockholders of the Company and not just one particular constituency;

•	independence of thought and judgment;

•	the ability to dedicate sufficient time, energy and attention to the performance of his or her duties, taking into consideration the nominee’s service on other public company boards; and

•	skills and expertise complementary to the existing Board members’ skills.

      In addition, the Nominating and Corporate Governance Committee considers other qualities that it may deem to be desirable from time to time, such as the extent to which the candidate contributes to the diversity of the Board of Directors — with diversity being construed broadly to include a variety of perspectives, opinions, experiences and backgrounds. The Nominating and Corporate Governance Committee may also consider the ability of the candidate to work with the then-existing interpersonal dynamics of the Board of Directors and his or her ability to contribute to the collaborative culture among Board members.

      Based on this initial evaluation, the Chairman of the Nominating and Corporate Governance Committee will determine whether to interview the candidate, and if warranted, will recommend that one or more members of the committee, other members of the Board of Directors and executives, as appropriate, interview the candidate in person or by telephone. After completing this evaluation and interview process, the committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the  Board determines the nominees after considering the recommendation of the Nominating and Corporate Governance Committee.

Compensation of Directors

      Directors who are not employees of the Company or employees, affiliates or associates of an entity that owns in excess of 2.5% of the Company’s issued and outstanding common stock receive an annual retainer of $40,000, a fee of $2,000 per Board of Directors meeting attended and a fee of $1,000 per committee meeting attended. In addition, each such director receives options to purchase 5,000 shares of the Company’s common stock on the date of the annual meeting of directors. Each member of the Company’s Board of Directors is reimbursed for all expenses of attending meetings. Executive officers of the Company do not receive additional compensation for serving on the Board of Directors.

Executive Sessions of the Board of Directors

      The Company’s non-management directors include all directors other than I. Jon Brumley and Jon S. Brumley. Each of the non-management directors is also “independent” under the listing standards of the NYSE. The non-management directors meet in executive session without management participation at least three times per year. In 2004, these meetings will be chaired on a rotating basis by the chairmen of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Stockholder Communications

      Interested parties may communicate directly with the entire Board of Directors or with the Company’s non-management directors (if desired) by submitting a letter addressed to the member or members of the Board of Directors to whom the communication is directed, care of the Company’s Corporate Secretary, Encore Acquisition Company, 777 Main Street, Suite 1400, Fort Worth, Texas 76102. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate director or directors for review.

Annual Meeting

      The Company encourages its Board members to attend the Annual Meeting. Last year, all of the Company’s directors attended the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of March 19, 2004, regarding the ownership of the Company’s common stock by (a) all persons known by the Company to be beneficial owners of more than five percent of such stock, (b) each nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table below, and (d) all directors and named executive officers of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

	Shares Beneficially	Percent
Name and Address of Beneficial Owner	Owned(1)(2)	of Class

Warburg, Pincus Equity Partners L.P.(3)	5,420,347	17.8%
466 Lexington Avenue
New York, New York 10017
Neuberger Berman, LLC(4)	3,193,300	10.5%
605 Third Avenue
New York, New York 10158
T. Rowe Price Associates, Inc.(5)	2,568,200	8.4%
100 East Pratt Street
Baltimore, Maryland 21202
Shapiro Capital Management Company, Inc.(6)	2,201,450	7.2%
3060 Peachtree Rd NW, Suite 1555
Atlanta, Georgia 30305
FMR Corp.(7)	2,080,900	6.8%
82 Devonshire Street
Boston, Massachusetts 02109
I. Jon Brumley(8)	1,870,011	6.1%
Jon S. Brumley	419,622	1.4%
Robert S. Jacobs	135,327	*
Thomas H. Olle	17,677	*
Donald P. Gann, Jr.	94,466	*
Morris B. Smith	168	*
Martin Bowen	0	*
Ted Collins, Jr.	70,667	*
Ted A. Gardner	3,667	*
John V. Genova	0	*
Howard H. Newman(3)	5,420,347	17.8%
Arnold L. Chavkin	0	*
James A. Winne III	3,667	*
Samuel R. Shapiro(6)	2,201,450	7.2%
All directors, director nominees and named executive officers as a group (13 persons)	8,035,451	26.4%

*	Less than 1%.

(1)	Includes common stock for which the indicated owner has sole or shared voting or investment power.

(2)	Includes options that are or become exercisable within 60 days of March 19, 2004 as follows: Mr. I. Jon Brumley (120,032), Mr. Jon S. Brumley (103,903), Mr. Jacobs (55,144), Mr. Olle (10,107), Mr. Gann (44,301), Mr. Gardner (1,667), Mr. Collins (3,667) and Mr. Winne (3,667), and all directors and named executive officers as a group (342,488) upon the exercise of stock options granted pursuant to the Company’s 2000 Incentive Stock Plan.

(3)	Based on Amendment No. 2 to Schedule 13G filed with the Commission on March 16, 2004 by Warburg, Pincus Equity Partners, L.P. (“WPEP”), Warburg Pincus & Co., the sole general partner of WPEP (“WP”), and Warburg Pincus LLC, the manager of WPEP (“WP LLC”). These shares are owned by WPEP and three related limited partnerships. Lionel I. Pincus is the managing member of WP LLC and the managing partner of WP and may be deemed to control both entities. Each of WPEP, WP and WP LLC share the power to vote and dispose of 5,419,947 shares. Mr. Newman, a director of the Company, is a managing director and member of WP LLC and a general partner of WP. Mr. Newman disclaims beneficial ownership of the shares owned by WPEP. Mr. Newman directly owns 400 shares in his individual capacity.

(4)	Based on Amendment No. 1 to Schedule 13G filed with the Commission on February 13, 2004 by Neuberger Berman, LLC, Neuberger Berman, Inc., Neuberger Berman Management Inc. and Neuberger Berman Genesis Fund. Neuberger Berman, LLC is deemed to be a beneficial owner of the shares since it has shared power to make decisions whether to retain or dispose of, and in some cases the sole power to vote the securities of many unrelated clients. Employee(s) of Neuberger Berman, LLC own 14,700 shares. Neuberger Berman, LLC and Neuberger Berman Management Inc. are deemed to be beneficial owners of 2,289,700 shares beneficially owned by Neuberger Berman Genesis Fund Portfolio since they both have shared power to make decisions whether to retain or dispose of the securities. Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-adviser and investment manager, respectively, of Neuberger Berman Genesis Fund Portfolio. With regard to the remaining 81,300 shares, Neuberger Berman, LLC and Neuberger Berman Management Inc. are deemed to be the beneficial owners since they have power to make decisions whether to retain or dispose of securities held by Neuberger Berman’s various other funds. Neuberger Berman, LLC is the sub-advisor to the aforementioned funds.

(5)	Based on Amendment No. 3 to Schedule 13G filed with the Commission on February 5, 2004 by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates has sole voting power with respect to 403,800 shares and sole dispositive power with respect to 2,568,200 shares owned by various individual and institutional clients. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Price Associates disclaims beneficial ownership of such securities.

(6)	Based on a Schedule 13G filed with the Commission on February 9, 2004 by Shapiro Capital Management Company, Inc., an investment advisor (“SCMC”), and Samuel R. Shapiro, president and majority shareholder of SCMC. Pursuant to the investment advisory agreements with its clients, SCMC has the authority to direct the investments of its advisory clients, and consequently to authorize the disposition of the Company’s shares. As of December 31, 2003, Mr. Shapiro owned no shares of the Company for his own individual account and disclaims beneficial ownership of all the shares owned by SCMC.

(7)	Based on a Schedule 13G filed with the Commission on February 17, 2004 by FMR Corp., Edward C. Johnson 3d, chairman of FMR Corp., Abigail P. Johnson, a director of FMR Corp., and Fidelity Management & Research Company, an investment advisor and wholly owned subsidiary of FMR Corp. (“Fidelity”). Fidelity is the beneficial owner of 1,542,600 shares as a result of acting as investment adviser to various investment companies. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 538,300 shares as a result of its serving as investment manager of the institutional account(s). Members of the Edward C. Johnson 3d family, including Abigail P. Johnson, are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp.

(8)	Mr. Brumley directly owns 100 shares. Two limited partnerships own a total of 1,677,848 shares. Mr. Brumley is the sole officer, director and shareholder of the corporation that is the sole general partner of each of the partnerships. Accordingly, Mr. Brumley has sole voting and dispositive power with respect to the shares owned by these partnerships. Furthermore, Mr. Brumley has the power to vote or to direct the vote of 23,750 shares of restricted common stock. Mr. Brumley is also deemed to beneficially own

120,032 shares of common stock that may be acquired upon the exercise of options that were or would have become exercisable within 60 days of March 30, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Commission and the NYSE initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Additionally, Commission regulations impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal 2003.

      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during and with respect to fiscal 2003, all Section 16(a) filing requirements applicable to its officers, directors and more than ten percent stockholders were complied with on a timely basis, except a Form 4 was filed late for each of Messrs. Collins, Winne, Gardner and Smith.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During the fourth quarter of 2003, the Company sold an aggregate of 9,060,000 shares of its common stock to the public for $20.25, resulting in net proceeds of approximately $175.6 million after deducting underwriting discounts and commissions and the estimated expenses of the offering. The Company used all of the net proceeds of the offering to repurchase 6,866,643 shares of its common stock from J.P. Morgan Partners (SBIC), LLC and 2,193,357 shares of its common stock from Warburg, Pincus Equity Partners L.P., in each case at a price of $19.3775 per share. The shares were retired upon repurchase.

      In December 2003, the Company and Mr. Morris B. Smith entered into a severance agreement providing for aggregate payments to Mr. Smith of approximately $807,165 in connection with his retirement from the Company.

      The Company and Warburg, Pincus Equity Partners, L.P., Mr. I. Jon Brumley and Mr. Jon S. Brumley (collectively, the “rights holders”) are parties to a registration rights agreement dated as of August 18, 1998 that provides the rights holders with registration rights with respect to shares of the Company’s common stock held by them. To date, none of the rights holders has effected a registration of securities. The Company is required under the registration rights agreement to pay for the offering costs for the registrations.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

      The compensation paid to the Company’s executive officers generally consists of base salaries, annual bonuses, awards under the 2000 Incentive Stock Plan and contributions to the Company’s 401(k) retirement plan. The following table summarizes the total compensation awarded to, earned by, or paid to the chief executive officer and to the next four most highly compensated officers for the periods indicated:

Summary Compensation Table(a)

				Long-Term Compensation Awards

	Annual Compensation			Restricted	Securities	All Other
Name and				Stock	Underlying	Compensation
Principal Position	Year	Salary($)	Bonus($)	Awards($)(b)	Options(#)(c)	($)(d)

I. Jon Brumley	2003	400,000	450,000	728,500	62,641	12,000
Chairman and Chief Executive	2002	375,000	337,500	441,750	87,096	12,000
Officer	2001	313,500	275,000	—	111,000	10,570
Jon S. Brumley	2003	285,000	275,000	267,100	45,643	12,000
President	2002	220,000	150,000	199,280	38,710	11,000
	2001	198,550	100,000	—	91,000	10,440
Robert S. Jacobs	2003	192,500	120,000	116,600	19,917	11,550
Senior Vice President	2002	161,000	60,000	79,701	15,433	6,572
— Business Development and Planning	2001	132,867	52,059	—	50,000	8,368
Thomas H. Olle(e)	2003	181,250	125,000	121,400	20,747	10,875
Senior Vice President	2002	116,667	90,000	53,140	20,332	5,670
— Asset Management of Cedar Creek
Anticline
Donald P. Gann, Jr.	2003	183,750	100,000	97,150	16,598	11,025
Senior Vice President	2002	148,167	50,000	66,421	12,903	8,574
— Operations	2001	121,600	40,736	—	40,000	8,080
Morris B. Smith(f)	2003	240,000	—	—	—	819,165 (f)
Former Executive Vice President,	2002	220,000	112,500	149,451	29,032	12,000
Chief Financial Officer, Treasurer and	2001	198,550	90,000	—	100,000	69,798 (f)
Corporate Secretary

(a)	In 2003, the Compensation Committee changed its practice of evaluating the named executive officers’ compensation, including bonuses and other incentive compensation, from the fourth quarter of the year to which such compensation relates to the first quarter of the following year. See “Compensation Committee Report on Executive Compensation.”

(b)	The value of the restricted stock awards is based on the price of the common stock as of the date of grant. At December 31, 2003, Mr. I. Jon Brumley held 23,750 shares of restricted stock with a value of $585,438; Mr. Jon S. Brumley held 10,714 shares of restricted stock with a value of $264,100; Mr. Jacobs held 4,285 shares of restricted stock with a value of $105,625; Mr. Olle held 2,857 shares of restricted stock with a value of $70,425; Mr. Gann held 3,571 shares of restricted stock with a value of $88,025; and Mr. Smith did not hold any shares of restricted stock. In February 2004, the Compensation Committee awarded Mr. I. Jon Brumley 28,281 shares of restricted stock with a value on the date of grant of $728,500; Mr. Jon S. Brumley 10,370 shares of restricted stock with a value on the date of grant of $267,100; Mr. Jacobs 4,525 shares of restricted stock with a value on the date of grant of $116,600; Mr. Olle 4,713 shares of restricted stock with a value on the date of grant of $121,400; and Mr. Gann 3,771 shares of restricted stock with a value on the date of grant of $97,150. Each restricted stock award vests in equal installments on the third, fourth, and fifth anniversaries of the date of grant, subject to the Company meeting performance goals. Award holders have the right to vote and to receive dividends paid with respect to shares of restricted stock.

(c)	Securities Underlying Options represent options to purchase shares of the Company’s common stock. The 2000 Incentive Stock Plan provides for employee and non-employee director awards in the form of stock options and restricted stock.

(d)	Represents Company 401(k) Plan contributions for each named officer in 2001, 2002 and 2003.

(e)	Mr. Olle joined the Company on March 18, 2002.

(f)	Mr. Smith retired from the Company effective as of December 31, 2003. The column entitled “All Other Compensation” includes $59,374 of compensation in 2001 related to a reimbursement of tax payment for stock and $807,165 in compensation in 2003 payable in connection with Mr. Smith’s retirement.

Option Grants in Last Fiscal Year

      The Company did not grant any stock options or stock appreciation rights to the named executive officers during 2003. In 2003, the Compensation Committee changed its practice of evaluating the named executive officers’ compensation, including bonuses and other incentive compensation, from the fourth quarter of the year to which such compensation relates to the first quarter of the following year. See “Compensation Committee Report on Executive Compensation.”

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year End Option Values

      The following table sets forth information concerning the exercise of stock options during 2003 by each named executive officer and the value of unexercised stock options as of December 31, 2003:

			Number of Shares of
	Common		Common Stock Underlying		Value of Unexercised In-the-
	Stock		Unexercised Stock Options		Money Common Stock
	Acquired		at 12/31/03(#)		Options at 12/31/03($)(a)
	on	Value
Name	Exercise	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

I. Jon Brumley	—	—	140,032	58,064	1,441,794	351,287
Jon S. Brumley	—	—	103,903	25,807	1,103,215	156,132
Robert S. Jacobs	—	—	55,144	10,289	605,623	62,248
Thomas H. Olle	—	—	10,107	10,214	91,549	76,993
Donald P. Gann, Jr.	—	—	44,301	8,602	480,021	52,042
Morris B. Smith	80,000	554,000	—	—	—	—

(a)	Computed based on the difference between the option exercise price and $24.65 (the closing price of the common stock at December 31, 2003).

Change-in-Control Arrangements

      On February 11, 2003, the Board adopted the Employee Severance Protection Plan, which provides employees of the Company with severance payments and benefits upon certain terminations of employment occurring from 90 days prior to until two years following a Change-in-Control (as described below) of the Company. If during such time period, a named executive officer is involuntarily terminated by the Company other than for cause or he resigns for Good Reason (as described below), the officer will receive a cash amount equal to twice his annual salary and bonus, continued insurance coverage for up to 36 months, and the automatic vesting of all his stock options and restricted stock. The Company would also be obligated to pay an additional amount to “gross up” the amount, if any, of excise and related income tax payable by the officer under the golden parachute provisions of the Internal Revenue Code in order for the officer to be able to retain the full amount due under the severance plan.

      Generally, a Change-in-Control occurs upon (1) the acquisition by a party of 40% or more of the voting securities of the Company unless the party owned 20% prior to February 11, 2003; (2) a majority of the Board no longer consists of persons who were Board members on February 11, 2002 or persons appointed to the

Board by those members; (3) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or (4) approval by the stockholders of the Company of a reorganization, merger, share exchange, consolidation or a sale of all or substantially all of the assets of the Company, unless more than 60% of the voting securities of the new entity are held by persons who were stockholders of the Company.

      A resignation for Good Reason occurs when an officer resigns as a result of a reduction in his titles, duties, responsibilities, compensation level or the relocation of his place of employment.

Retirement Plan

      The Company makes contributions to the Encore Acquisition Company 401(k) Plan, which is a voluntary and contributory plan for eligible employees. The Company’s contributions, which are based on a percentage of matching employee contributions, totaled approximately $0.5 million in 2003, $0.5 million in 2002, and $0.4 million in 2001.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the “Compensation Committee”) submits the following report with respect to the executive compensation program of the Company.

Compensation Principles and Philosophy

      1. Base salaries should be at levels competitive with peer group companies that compete with the Company for acquisitions of similar size and quality.

      2. Annual bonus, stock option and restricted stock awards should reflect progress toward the Company’s goals.

      3. The combination of salaries and bonuses should not be out of line when compared to competitive companies.

      4. The Company should encourage significant executive stock ownership through stock options and restricted stock awards.

      The Omnibus Budget Reconciliation Act of 1993 placed restrictions on the deductibility of executive compensation paid by public companies. Under the restrictions, the Company is not able to deduct compensation paid to any of the named executive officers in excess of $1,000,000 unless the compensation meets the definition of “performance based compensation” in the legislation. Non-deductibility could result in additional tax costs to the Company. While the Compensation Committee cannot assess with certainty how the Company’s compensation program will ultimately be affected by this law, the Compensation Committee generally tries to preserve the deductibility of all executive compensation if it can do so without interfering with the Company’s ability to attract and retain capable and highly motivated executive management.

Elements of Compensation

      The elements of the compensation program the Compensation Committee administers for executive officers, including Mr. I. Jon Brumley, the Company’s Chief Executive Officer, consist of base salaries, annual bonuses, stock option awards, restricted stock awards and contributions to the Company’s 401(k) retirement plan. In 2003, the Compensation Committee retained the services of an independent consultant, who evaluated the compensation programs and practices for the Company’s executive officers against an industry peer group. The companies chosen for the peer group generally are not the same companies that comprise the Independent Oil and Gas Index, shown in the Performance Graph included in this Proxy Statement. The peer group companies represent oil and gas companies of comparable size to the Company, including companies that compete with the Company both for business opportunities and for executive talent, while the Independent Oil and Gas Index is an amalgamation of many companies designed simply to provide a market barometer for an entire sector’s performance.

      Base salaries, annual bonuses, stock options and restricted stock awards are discussed separately below; however, the Compensation Committee considers the aggregate remuneration of executives when evaluating the executive compensation program. Overall, the Company targets total compensation for its executive officers at between the 50th percentile and the 75th percentile of the total compensation for similar positions in the peer group, although actual total compensation may be lower than the 50th percentile or higher than the 75th percentile based on individual and Company performance and other factors. The Company’s compensation program also contains performance-based goals pertaining to, among other things, rates of return, budgeted production as compared to actual production and peer group comparisons for finding and development costs, efficiency ratios (defined as cash flow per barrel of oil equivalent divided by 3-year reserve replacement cost) and reserve replacement. In the peer group comparisons, the performance-based goals are to exceed the midpoint of the peer group with respect to the relevant measures. For 2003, the Company exceeded the rates of return, budgeted production and performance-based goals. In addition to specific performance-based goals, the Company also considers the following factors, among others:

•	adherence to and implementation of corporate strategy;

•	acquisition opportunities evaluated;

•	quality and inventory of future growth;

•	hedging implementation; and

•	safety records.

      The Compensation Committee evaluates Company performance in light of oil and natural gas industry fundamentals and assesses how effectively management adapts to changing industry conditions and opportunities during the year in preparing itself to capitalize on opportunities in the future.

      In 2003, the Compensation Committee also changed its practice of evaluating the named executive officers’ compensation, including bonuses and other incentive compensation, from the fourth quarter of the year to which such compensation relates to the first quarter of the following year. The Compensation Committee’s new approach will enable the committee to have access to additional information for purposes of determining the appropriate level of such compensation, including year-end financial and operating data and the reserve report for the preceding year.

      Base Salaries. An executive’s base salary is viewed as a component of total compensation that should be competitive with base salaries of the peer group. The Compensation Committee evaluates the base salaries of the Company’s executive officers on the basis of competitive base salary data and consideration of each officer’s duties and responsibilities. The Compensation Committee views the named executive officers that report to the CEO as a team with diverse duties, but shared corporate results and goals.

      Annual Bonuses and Stock Option Grants. Each year, the Compensation Committee reviews the progress of the Company. The Compensation Committee sets bonuses for Mr. I. Jon Brumley and other named executive officers that report to Mr. Brumley as well as approves the bonuses for the entire Company.

      In setting executive bonuses and option grants, the Compensation Committee not only reviews the progress of the Company, but also considers competitive bonuses and options of the peer group. Based on the Company’s performance in 2003, the Compensation Committee awarded Mr. I. Jon Brumley a bonus of $450,000 and options to purchase 62,641 shares of the Company’s common stock. The Compensation Committee awarded Mr. Jon S. Brumley and Messrs. Jacobs, Olle and Gann aggregate bonuses of $620,000 and options to purchase an aggregate of 102,905 shares of the Company’s common stock.

      Restricted stock awards. Shares of restricted stock granted to the named executive officers, including Mr. I. Jon Brumley, may vest only upon (1) the attainment of performance goals pre-established by the Compensation Committee, the passage time and continued employment or (2) a change of control. Shares of restricted stock granted to all other employees may vest only upon (a) the passage of time and continued employment or (b) a change of control. Based on the Company’s performance in 2003, the Compensation Committee awarded Mr. I. Jon Brumley 28,281 shares of restricted stock and Mr. Jon S. Brumley and

Messrs. Jacobs, Olle and Gann an aggregate of 23,379 shares of restricted stock. Restricted stock awards vest in three equal annual installments beginning on the third anniversary of the date of grant, subject to the Company meeting performance goals. Award holders have the right to vote and receive dividends paid with respect to shares of restricted stock.

Compensation Committee of the Board of Directors

James A Winne III, Chairman
Arnold L. Chavkin
Ted Collins, Jr.
Howard H. Newman

AUDIT COMMITTEE REPORT

      The Audit Committee assists the Board of Directors in overseeing (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independence, qualifications and performance of the Company’s independent auditors and (4) the Company’s performance of its internal audit function. The Board of Directors has made a determination that the members of the Audit Committee satisfy the requirements of the NYSE listing standards as to independence, financial literacy and experience. The Board of Directors also determined that Mr. Gardner is an “audit committee financial expert” as defined by the rules of the Commission.

      Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

      Ernst & Young LLP served as the Company’s independent auditor during 2003 and was appointed by the Audit Committee to serve in that capacity for 2004. Representatives of Ernst & Young LLP will be present at the Annual Meeting of stockholders, will have the opportunity to make a statement if so desired, and will be available to respond to appropriate questions from stockholders.

      In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The committee has also considered whether the performance of other non-audit services by the independent auditors is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence.

      Based on the reports and discussions described in this report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to in this report and in its charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Commission.

      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting for the Company and are not experts in auditor independence standards. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that Ernst & Young LLP is in fact independent.

Audit Committee of the Board of Directors

Ted A. Gardner, Chairman
Ted Collins, Jr.
James A. Winne III

PROPOSAL NO. 2

AMENDMENT AND RESTATEMENT OF 2000 INCENTIVE STOCK PLAN

Introduction

      The Board of Directors has unanimously approved an amendment and restatement of the Company’s 2000 Incentive Stock Plan (the “Plan”), subject to stockholder approval at this meeting, and recommends that the Company’s stockholders approve and adopt the amended and restated plan. The Board has elected to propose this new incentive compensation plan at this time in order to:

•	present stockholders with the opportunity to assess and approve incentive compensation provided by the Company;

•	expand the types of awards that may be offered under the Plan, and enable certain compensation agreements to meet the requirements of Section 162(m) of the Internal Revenue Code necessary for the deductibility of certain performance-based compensation;

•	authorize additional shares for issuance pursuant to the Company’s equity incentive compensation strategy; and

•	change the award limitations from a limitation expressed over the term of the Plan to an annual limitation on specific types of awards.

      The Company considers the Plan an essential element of total compensation and believes the Plan promotes the interests of the Company and its stockholders by:

•	attracting and retaining directors and employees;

•	motivating directors and employees by means of performance-related incentives; and

•	enabling directors and employees to participate in the Company’s long-term growth and financial success.

      A maximum of 1,802,000 shares were originally reserved for issuance under the Plan. As of March 19, 2004, 1,570,813 shares have been issued pursuant to awards under the Plan, and 231,187 shares remain available for issuance under the Plan. Additionally, as originally adopted, a maximum of 250,000 shares could be issued to any one participant.

      The amendment and restatement will increase the number the number of shares reserved for issuance under the Plan to 3,000,000 shares, an increase of 1,198,000 shares, and provide for awards of stock appreciation rights, stock units and cash awards. The amendment and restatement would also remove the 250,000 limit on shares that may be issued to one participant and replace such limit with the following limits on annual awards:

•	No employee may be granted in any calendar year awards covering more than 150,000 shares;

•	No nonemployee director may be granted in any calendar year awards covering more than 10,000 shares; and

•	No employee may be granted in any calendar year cash awards valued at in excess of $1,000,000.

      Since the inception of the Plan, Mr. I. Jon Brumley has been granted 52,031 shares of restricted stock under the Plan (including shares of restricted stock granted in February 2004) and options to purchase 260,337 shares of common stock under the Plan (including options granted in February 2004). Absent stockholder approval of this amendment and restatement, the number of shares that may be issued to Mr. Brumley pursuant to the exercise of his previously granted options will be limited to 197,969 shares instead of 260,337 shares. Furthermore, Mr. Brumley would not be able to receive any additional awards under the Plan. Upon approval of the amendment and restatement of the Plan by stockholders, Mr. Brumley will be able to exercise his options (at the times and in accordance with the terms of the option grants) with respect to all shares and to receive additional awards in the future subject to the new annual limits described above.

      The Plan is intended to provide a means to pay annual incentive compensation as well as long-term equity incentive compensation to our employees and directors. We expect that the types of awards that will be used for officers under the Plan will initially be primarily options and restricted stock.

Summary of the Company’s Amended and Restated 2000 Incentive Stock Plan

      A description of the Plan, as amended and restated, appears below. Because the description of the Plan in this Proxy Statement is a summary, it does not contain all the information that may be important to you. The summary is qualified by reference to the Plan. You should read carefully the entire copy of the Plan attached as Annex B to this Proxy Statement.

Eligibility

      All directors and full time regular employees are eligible to participate in the Plan. The Company has currently three non-employee directors and 120 employees eligible for participation in the Plan. If the director nominees are elected at the Annual Meeting, the Company will have five non-employee directors eligible to participate in the Plan.

Shares Available for Awards

      Up to 3,000,000 shares of our common stock may be issued under the Plan. As of March 29, 2004, the closing price of the Company’s common stock on the NYSE was $27.14.

      For purposes of determining the number of shares available for issuance under the Plan, only net shares issued are counted as issued. Net shares exclude shares delivered or withheld for payment of the exercise price of an option or for payment of tax withholding and exclude shares subject to options or other awards which expire or are terminated and restricted shares that are forfeited. Shares delivered in settlement, assumption, or substitution of awards granted by another entity as a result of an acquisition or under an acquired entity’s plan will not reduce the number of shares available under the Plan to the extent allowed under the rules of the NYSE.

Administration

      The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee interprets and administers the Plan and determines the participants to be granted awards, the types of awards granted to the participants, and the terms of each award. Subject to certain restrictions contained in the Plan, the Compensation Committee has the discretion to extend the exercisability of an award, accelerate the vesting or exercisability of an award, or otherwise amend the award in a manner that is not adverse to, or is consented to by, the recipient of the award.

      To the extent allowed by applicable law, the Compensation Committee may delegate to our chief executive officer or another executive officer the authority to grant awards out of a specified pool of cash or shares under the Plan. The Compensation Committee may also delegate to our chief executive officer and other employees its administrative duties under the Plan (excluding its granting authority).

Options

      The term of each option granted under the Plan is fixed by the Compensation Committee, but may not be longer than ten years from the date of grant. Options may be either incentive stock options authorized under Section 422 of the Internal Revenue Code or non-qualified options which do not qualify as incentive stock options. No person may be issued incentive stock options covering shares with a fair market value at the date of grant in excess of $100,000 and exercisable in any calendar year. The exercise price of each option is determined by the Compensation Committee, but may not be less than the fair market value of the common stock on the date of grant in the case of incentive stock options or 85% of fair market value in the case of non-qualified options. Each option is exercisable at the times and subject to any conditions established by the Compensation Committee. The Compensation Committee may provide the option holder with the right to satisfy any minimum withholding tax obligation by delivery of previously owned shares or withholding shares otherwise issuable upon exercise of the option. The exercise price will be paid in cash or, if permitted by the Compensation Committee, in common stock previously owned by the option holder. Outstanding options may not be repriced without stockholder approval.

Stock Appreciation Rights

      The Plan also provides for the granting of stock appreciation rights, or SARs, to employees. A SAR is a right to receive a payment, in cash or common stock, equal to the excess of the fair market value of a specified number of shares of the common stock over a specified grant price. All stock appreciation rights granted under the Plan must have a grant price per share that is not less than the fair market value of a share of common stock on the date of grant and a term of no more than ten years.

Stock Awards

      The Plan also provides for the granting of stock awards, restricted stock and stock units to employees that consist of grants of common stock or units denominated in common stock. The terms, conditions and limitations applicable to any stock award will be decided by the Compensation Committee. At the discretion of the Compensation Committee, the terms of a stock award may include rights to receive dividends or dividend equivalents. Stock awards that are not performance awards will vest over a minimum three year period, subject to earlier vesting on death, disability, retirement or change in control. Stock awards that are performance awards will have a minimum vesting period of one year, subject to earlier vesting on death, disability, retirement or change in control.

Cash Awards

      The Plan also provides for the granting of cash awards to employees. The terms, conditions and limitations applicable to any cash awards granted pursuant to the Plan will be determined by the Compensation Committee.

Performance Awards

      At the discretion of the Compensation Committee, any of the above-described employee awards may be made in the form of a performance award. A performance award is an award that is subject to the attainment of one or more future performance goals. The terms, conditions and limitations applicable to any performance award will be decided by the Compensation Committee.

      At the discretion of the Compensation Committee, certain awards under the Plan will be intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows deductions for compensation in excess of $1,000,000 for some executive officers unless the compensation qualifies as performance-based compensation. The Plan contains provisions consistent with the Section 162(m) requirements for performance-based compensation.

      In making qualified awards, the Compensation Committee may base a performance goal on one or more of the following business criteria that may be applied to the employee, one or more business units or geographic regions of the Company, or to the Company as a whole:

•	Increased revenue;

•	Net income measures (including but not limited to income after capital costs and income before or after taxes);

•	Stock price measures (including but not limited to growth measures and total shareholder return);

•	Market share;

•	Earnings per share (actual or targeted growth);

•	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

•	Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

•	Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

•	Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);

•	Expense measures (including but not limited to finding and development costs, overhead cost, and general and administrative expense);

•	Margins;

•	Shareholder value;

•	Total shareholder return;

•	Reserve levels;

•	Reserve additions;

•	Proceeds from dispositions;

•	Reserve replacement ratio;

•	Total market value; and

•	Corporate values measures (including ethics compliance, environmental and safety).

      Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses. Performance goals may also be based on performance relative to a peer group of companies.

Employee Award Limits

      No employee may be granted in any calendar year awards covering more than 150,000 shares of common stock, and no employee may be granted cash awards in any calendar year having a value in excess of $1,000,000.

Director Awards

      The Plan allows for the grant of stock awards, options, stock appreciation rights and cash awards to our nonemployee directors in the same manner as described above, except that directors may not be awarded incentive stock options. However, no nonemployee director may be granted awards covering more than 10,000 shares in any calendar year.

Adjustment

      In the event of a stock dividend, stock split, consolidation, recapitalization, reorganization, merger or other similar capital or corporate structure change, the Board may adjust the terms of outstanding options, the number of shares available under the Plan, the maximum number of shares issuable to one person and other provisions of the Plan.

Acceleration on Change in Control

      Upon a change in control of the Company, as defined in the Plan, unless otherwise determined by the Compensation Committee, all options and stock appreciation rights will vest and become exercisable and all transfer restrictions and vesting requirements on stock awards will lapse. In such event, all awards will be cashed out.

Amendment; Termination

      The Board of Directors may suspend, revise, terminate or amend the Plan at any time. However, no such amendment may be made without stockholder approval if such approval is required under applicable law or the rules of the applicable securities exchange on which the shares of common stock are listed, or if such amendment would either decrease the grant or exercise price of any stock option to less than the minimum price set forth in the Plan on the date of grant or increase the total number of shares of common stock that may be distributed under the Plan. The Plan will terminate 10 years after approval by stockholders of the amendment and restatement of the Plan.

Certain Federal Income Tax Consequences

      The following is a brief summary of the federal income tax aspects of awards that may be made under the Plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant. This summary is not complete and does not attempt to describe any state, local or non-U.S. tax consequences.

      Stock Options and SARs. Participants will not realize taxable income upon the grant of a non-qualified stock option or SAR. Upon the exercise of a non-qualified stock option or SAR, the participant will recognize ordinary income (subject, in the case of employees, to withholding) in an amount equal to the excess of: the amount of cash and the fair market value on the date of exercise of the common stock received over the exercise price (if any) paid for the non-qualified stock option or SAR. The participant will generally have a tax basis in any shares of common stock received on the exercise of a SAR, or on the cash exercise of a non-qualified stock option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant.

      Employees will not have taxable income upon the grant of an incentive stock option. Upon the exercise of an incentive stock option, the employee will not have taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option over the exercise price will increase the alternative minimum taxable income of the employee, which may cause such employee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

      Upon the disposition of stock received in connection with the exercise of an incentive stock option that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the stock. However, if an employee disposes of stock that has not been held for the requisite holding period, the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the employee for such stock. The employee would also recognize capital gain (or, depending on the holding period, additional ordinary income) to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the stock on the exercise date. If the exercise price paid for the stock exceeds the amount realized in the disqualifying disposition (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

      The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless the employee makes a disqualifying disposition of the stock. If an employee makes such a disqualifying disposition, the Company will then, subject to the discussion below under “Certain Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee under the rules described in the preceding paragraph.

      Cash Awards; Stock Unit Awards; Stock Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the participant to draw upon it. A participant will not have taxable income upon the grant of a stock award in the form of units denominated in common stock but rather will generally recognize ordinary compensation income at the time the participant receives common stock or cash in satisfaction of such stock unit award in an amount equal to the fair market value of the common stock or cash received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a stock award in an amount equal to the fair market value of the common stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the common stock when such stock is received.

      An employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income under the rules described above with respect to common stock or cash received pursuant to a cash award, performance award, stock award or stock unit award. Dividends that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a participant in the common stock received will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s holding period in such shares will commence on the date income is so recognized.

      Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

      Certain Tax Code Limitations on Deductibility. Section 162(m) of the Internal Revenue Code provides that certain compensation received in any year by a “covered employee” in excess of $1,000,000 is non-deductible by the Company for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The Plan permits the Compensation Committee to structure grants and awards made under the Plan to “covered employees” as performance-based compensation that is exempt from the limitations of Section 162(m). However, the Compensation Committee may award compensation that is or may become non-deductible, and expects to consider whether it believes such grants are in the best interest of the Company, balancing tax efficiency with long-term strategic objectives.

New Plan Benefits

      No shares have been issued through the date of this Proxy Statement under the Plan out of the 1,198,000 additional shares authorized under the Plan that stockholders are being asked to approve. The number of such additional 1,198,000 shares to be issued under the Plan to the individuals or groups of individuals eligible to receive awards under the Plan, and the net values to be realized upon such issuances, are not determinable.

      Since the inception of the Plan, Mr. I. Jon Brumley has been granted 52,031 shares of restricted stock under the Plan (including shares of restricted stock granted in February 2004) and options to purchase 260,337 shares of common stock under the Plan (including options granted in February 2004). Absent stockholder approval of this amendment and restatement, the number of shares that may be issued to Mr. Brumley pursuant to the exercise of his previously granted options will be limited to 197,969 shares instead of 260,337 shares. Furthermore, Mr. Brumley would not be able to receive any additional awards under the Plan. Upon approval of the amendment and restatement of the Plan by stockholders, Mr. Brumley will be able to exercise his options (at the times and in accordance with the terms of the option grants) with respect to all shares and to receive additional awards in the future subject to the new annual limits described above.

Equity Compensation Plans

      The following table sets forth information about the Company’s common stock that may be issued under all of our existing equity compensation plans as of December 31, 2003:

	(a)	(b)	(c)

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to Be	Weighted-Average	Equity Compensation
	Issued upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights(2)	Warrants and Rights	Column (a))

Equity compensation plans approved by security holders(1)	1,112,348	$14.86	533,313
Equity compensation plans not approved by security holders	—	—	—
Total	1,112,348	$14.86	533,313

(1)	The 2000 Incentive Stock Plan is the Company’s only equity compensation plan.

(2)	Excludes 156,339 shares of restricted stock.

Recommendation of the Company’s Board of Directors

      The Board of Directors recommends that stockholders vote FOR the amendment and restatement of the 2000 Incentive Stock Plan.

      Since the amendment and restatement will increase the number of shares that could be subject to awards that may be granted to all directors and executive officers of the Company, these individuals could be deemed to have an interest in and could benefit from the adoption of the amended and restated 2000 Incentive Stock Plan.

      The approval of the amendment and restatement of the Company’s 2000 Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% of all outstanding shares. Since the total vote cast on the proposal must represent over 50% of all outstanding shares, abstentions and broker non-votes could effectively count as a vote against the proposal if the votes actually cast on the proposal do not represent over 50% of all outstanding shares.

COMPANY STOCK PERFORMANCE

      The following graph compares the Company’s total stockholder return on common stock during the period from March 9, 2001 to December 31, 2003 with total stockholder return during the same period for the Independent Oil and Gas Index and the Standard and Poor’s 500 Index, as prescribed by Commission rules. The Company’s cumulative total stockholder return for the period from March 9, 2001 to December 31, 2003 represents results since the Company’s initial public offering on March 9, 2001. The graph assumes that $100 was invested in common stock and each index on March 9, 2001 and that all dividends were reinvested.

COMPARISON OF TOTAL RETURN SINCE MARCH 9, 2001 AMONG

ENCORE ACQUISITION COMPANY, THE STANDARD & POOR’S 500 INDEX,
AND THE INDEPENDENT OIL AND GAS INDEX

*	Assumes $100 invested on March 9, 2001 in stock or index. No dividends have been paid on Company stock since inception.

OTHER MATTERS

Independent Auditors Fees

      The Company retains Ernst & Young LLP as its principal independent public accountants, as recommended by the Audit Committee and approved by the Board of Directors. On April 1, 2002, we dismissed Arthur Andersen LLP as our independent accountants effective as of that date. The decision to dismiss Arthur Andersen LLP was recommended by the Audit Committee of the Board of Directors and was approved by the Board of Directors on April 1, 2002.

      Arthur Andersen LLP’s report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope. Arthur Andersen LLP included in its opinion explanatory language related to the Company’s change in its method of accounting for derivatives as a result of the Company’s adoption of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.” During fiscal year ended December 31, 2001 and the period from January 1, 2002 through the date of Arthur Andersen LLP’s termination, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, pursuant to Item 304(a)(1) of Regulation S-K, would have caused it to make reference to the subject matter of the disagreements in its report.

      As required under the regulations of the Commission, the Company provided Arthur Andersen LLP with a copy of our disclosure in connection with this matter and requested Arthur Andersen LLP to furnish us with a letter addressed to the Commission stating whether it agreed with our statements and, if not, stating the respects in which it did not agree. Arthur Andersen LLP’s letter was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the Commission on April 5, 2002.

      Effective April 1, 2002, we engaged Ernst & Young LLP as our new independent accountants for the fiscal year ending December 31, 2002. The decision to appoint Ernst & Young LLP was recommended by the Audit Committee of the Board of Directors and was approved by the Board of Directors on April 1, 2002.

      Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement at the meeting should they desire to do so.

Fees Paid to Auditors

      The table set forth below indicates the amounts billed by Ernst & Young LLP during 2003 for services provided to the Company.

	Year Ended December 31,

	2003	2002

Audit Fees	$150,835	$123,000
Audit-Related Fees(1)	57,100	187,000
Tax Fees(2)	139,653	85,000
All Other Fees	—	—

(1)	In 2003, $57,000 of this amount related to the Company’s registration statement on Form S-3. In 2002, $185,000 of this amount relates to the registration statement on Form S-4 and the amendments thereto for the exchange of the Company’s 8 3/8% senior subordinated notes.

(2)	In 2003, $47,500 of this amount related to compliance work, with the remaining $92,153 relating to consulting services. In 2002, $71,000 of this amount relates to compliance work, with the remaining $14,000 relating to consulting services.

Audit Committee’s Pre-Approval Policy and Procedures

      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization. The Audit Committee requires the independent auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

      During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chairman of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

      All fiscal year 2003 audit and non-audit services provided by the independent auditors were pre-approved.

STOCKHOLDER PROPOSALS

Director Nominees

      For director nominations by a stockholder to be properly made at the Company’s annual meeting of stockholders, stockholders must also comply with Section 2.14 of the Company’s Second Amended and Restated By-Laws. Under Section 2.14, a stockholder must submit to the Company, on a timely basis, a written notice setting forth:

•	as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Schedule 14A under the Exchange Act, and

•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (2) the class or series and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

      For nominations to be properly made at an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Corporate Secretary of the Company. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting of the stockholders unless the date of the annual meeting is more than 30 days before or more than 90 days after such anniversary date. If the date of the annual meeting is more than 30 days before or more than 90 days after the anniversary date of the preceding year’s annual meeting, then the notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by the Company. The person presiding at the annual meeting will determine whether business is properly brought before the meeting and will not permit the consideration of any business determined to have been improperly presented before the meeting.

      The Board of Directors will consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2005 if that nomination is submitted in writing, not later than the close of business on January 30, 2005, nor earlier than the close of business on December 31, 2004, to Corporate Secretary, Encore Acquisition Company, 777 Main Street, Suite 1400, Fort Worth, Texas 76102. Each submission must include a statement of the qualifications of the nominee, and a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected.

Stockholder Proposals

      Any stockholder of the Company who desires to submit a proposal for action at the Company’s annual meeting of stockholders for 2005 and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit the Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 4, 2004, unless the Company notifies the stockholder otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials.

      Any stockholder of the Company who desires to submit a proposal for action at the annual meeting of stockholders in 2005, but does not wish to have such proposal (a “Non-Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Non-Rule 14a-8 Proposal to the Company at its principal executive offices no later than February 17, 2005, unless the Company notifies the stockholder otherwise. If a Non-Rule 14a-8 Proposal is not received by the Company on or before February 17, 2005, then the Company intends to exercise its discretionary voting authority with respect to such Non-Rule 14a-8 Proposal. “Discretionary voting authority” is the ability to vote proxies that stockholders have executed and returned to the Company, on matters not specifically reflected in the Company’s proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

      Written requests for inclusion of any stockholder proposal should be addressed to Corporate Secretary, Encore Acquisition Company, 777 Main Street, Suite 1400, Fort Worth, Texas 76102. The Company recommends that any such proposal be sent by certified mail with return receipt requested.

SOLICITATION OF PROXIES

      Solicitation of proxies may be made by mail, personal interview, telephone or other means by officers, directors and regular employees of the Company for which they shall receive no compensation in addition to their normal compensation. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record. The Company will reimburse the aforementioned forwarding expenses. The Company has engaged its transfer agent, Mellon Investor Services, to assist it in the production of proxy cards and envelopes, the mailing of proxy materials and the tabulation of proxy votes. The Company will reimburse Mellon Investor Services for costs related thereto, which are not expected to exceed $10,000.

STOCKHOLDER LIST

      In accordance with the Company’s By-Laws, the Company will maintain at its corporate offices in Fort Worth, Texas, a list of the stockholders entitled to vote at the Annual Meeting. For a period of ten days prior to the Annual Meeting, the list will be kept on file at the Fort Worth office and will be open to examination by any stockholder during ordinary business hours.

ANNUAL REPORT

      The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2003, is being mailed to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

      A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Commission, will be sent to any stockholder without charge upon request. Forward written requests to Investor Relations, Encore Acquisition Company, 777 Main Street, Suite 1400, Fort Worth, Texas 76102. Oral requests may be made at telephone number (817) 877-9955. The Annual Report on Form 10-K is also available on the Commission’s website (www.sec.gov) and the Company’s website (www.encoreacq.com).

HOUSEHOLDING

      Only a single copy of this Proxy Statement and the Annual Report on Form 10-K are being delivered to multiple stockholders sharing a common address unless the Company receives contrary instructions from such stockholders. Upon written or oral request to the Company’s Investor Relations department at the address or telephone number provided above, the Company will deliver promptly a separate copy of the Proxy Statement and the Annual Report on Form 10-K to the requesting stockholder at a shared address to which a single copy of this Proxy Statement and the Annual Report on Form 10-K were delivered. By written or oral request to the Company’s Investor Relations department at the address or telephone number provided above:

•	a stockholder may notify the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future, or

•	stockholders who share an address and who are receiving delivery of multiple copies of the Company’s annual reports or proxy statements may request delivery of only a single copy of these documents to their shared address.

INTERNET AND TELEPHONE VOTING

      For shares of common stock that are registered in your name, you have the opportunity to vote through the Internet using a program provided by the Company’s transfer agent, Mellon Investor Services. Votes submitted electronically through the Internet under this program must be received by 11:59 p.m., New York time, on April 28, 2004. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. The Company has been advised by counsel that the Internet voting procedures that have been made available through Mellon Investor Services are consistent with the requirements of applicable law.

      To vote through the Internet, please access www.eproxy.com/eac. Please have your proxy card in hand when you access the website. You will be prompted to enter the control number printed on your proxy card.

      To vote using the telephone, use any touch-tone telephone to vote your proxy at 1-800-435-6710. Have your proxy card in hand when you call. You will be prompted to enter your control number, printed on your personalized proxy card, and then follow the directions given.

      If you vote your proxy by Internet or telephone, you do not need to mail back your proxy card.

      The Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly. Stockholders giving proxies through the Internet are reminded that they must bear costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE OR TO VOTE THROUGH THE INTERNET OR TELEPHONE.

By Order of the Board of Directors

Roy W. Jageman
Corporate Secretary

Fort Worth, Texas

March 30, 2004

ANNEX A

ENCORE ACQUISITION COMPANY

AUDIT COMMITTEE CHARTER

      The Audit Committee is appointed by the Board of Directors to assist the Board of Directors of Encore Acquisition Company (the “Company”) in overseeing (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independence, qualifications and performance of the Company’s independent auditors and (4) the performance of the Company’s internal audit function. Pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission, the Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (any such firm is referred to in this Charter as the Company’s independent auditors). The Audit Committee shall have and may exercise all the powers of the Board of Directors, except as may be prohibited by law, with respect to all matters encompassed by this Charter, and shall have all the power and authority required under the Sarbanes-Oxley Act of 2002.

      The Audit Committee shall be appointed by the Board of Directors and shall consist of not less than three members of the Board of Directors. The Board of Directors shall also elect a chairman of the Audit Committee. The Board of Directors intends that the members of the Audit Committee meet the independence, expertise, experience and financial literacy requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC, in each case after giving effect to any applicable phase-in requirements. The Company will seek to have at least one member of the Audit Committee who is an “audit committee financial expert” as defined by Item 401(h)(2) of Regulation S-K promulgated by the SEC. Unless otherwise determined by the Board of Directors, no member of the Audit Committee shall simultaneously serve on the audit committees of more than three other public companies.

      The independent auditors of the Company are ultimately accountable to the Audit Committee and the Board of Directors, as opposed to management of the Company. The Audit Committee shall have the sole authority to appoint and, where appropriate, replace the Company’s independent auditors and to approve all audit engagement fees and terms. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Audit Committee.

      The Audit Committee shall preapprove all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.

      The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permissible non-audit services. The Audit Committee also may delegate such preapproval authority to any of its members. Any decisions of such subcommittees or members to grant preapprovals shall be reported to the full Audit Committee at its next scheduled meeting.

      The Audit Committee shall:

•	Review and discuss with management and the independent auditors the annual audited financial statements, as well as disclosures made in management’s discussion and analysis of financial condition and results of operations in the Company’s Annual Report on Form 10-K.

•	Recommend to the Board of Directors whether the Company’s annual audited financial statements and accompanying notes should be included in the Company’s Annual Report on Form 10-K.

•	Prepare and approve the audit committee report as required by the SEC to be included in the Company’s proxy statement for the annual meeting (or in the Company’s Annual Report on Form 10-K if required to be included therein).

•	Review and discuss with management and the independent auditors the Company’s quarterly financial statements, as well as disclosures made in management’s discussion and analysis of financial condition and results of operations, prior to the filing of the Company’s Quarterly Reports on Form 10-Q, including any matters provided in Statement on Auditing Standards No. 100 arising in connection with the Company’s quarterly financial statements.

•	Review and discuss with management and the independent auditors:

•	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, any major issues concerning the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

•	Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles on the financial statements.

•	Review and discuss reports from the independent auditors on:

•	All critical accounting policies and practices to be used.

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including (1) ramifications of the use of such alternative disclosures and treatments and (2) the treatment preferred by the independent auditors.

•	Other material written communications between the independent auditors and management.

•	Review with management the Company’s earnings press releases, with particular emphasis on the use of any “non-GAAP financial measures,” as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (covering, for example, the types of information to be disclosed and the type of presentation to be made).

•	Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures; and discuss the Company’s policies and guidelines concerning risk assessment and risk management.

•	Discuss with the independent auditors the matters required to be communicated by the independent auditors pursuant to Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

•	Review the disclosures that the Company’s chief executive officer and chief financial officer make to the Audit Committee and the independent auditors in connection with the certification process for the Company’s Reports on Form 10-K and Form 10-Q concerning any significant deficiencies or weaknesses in the design or operation of internal control over financial reporting and any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

•	Review the capabilities and performance of the lead partner of the independent auditors.

•	At least annually, obtain and review a report by the independent auditors describing (i) the independent auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company. Evaluate the independent auditors’ qualifications, performance and independence, including considering whether the independent auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors’ independence. In making this evaluation, the Audit Committee shall take into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the full Board of Directors.

•	Confirm the regular rotation of the audit partners as required by law. Consider whether there should be regular rotation of the independent auditing firm.

•	Establish hiring policies for the Company’s employment of the independent auditors’ personnel or former personnel, which may take into account whether a proposed employee participated in any capacity in the audit of the Company.

•	Review with the independent auditors any communication or consultation between the Company’s audit team and the independent auditors’ national office respecting auditing or accounting issues presented by the engagement.

•	Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

•	Review the appointment and replacement of the senior internal auditing executive.

•	Review the significant reports to management prepared by the internal auditors and management’s responses.

•	Review with management and the independent auditors the responsibilities, budget and staffing of the internal auditors and any recommended changes in the planned scope of the internal audit. The internal audit function (which may be outsourced to a third-party service provider other than the independent auditor) is intended to provide management and the Audit Committee with ongoing assessments of the Company’s risk management processes and system of internal control.

•	Obtain from the independent auditors assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

•	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditors that the Company’s subsidiary entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics.

•	Advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review with the Company’s legal counsel any legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

•	Meet periodically with management, the internal auditors and the independent auditors in separate executive sessions.

•	Review and reassess the adequacy of this charter from time to time and recommend any proposed changes to the Board of Directors for approval.

•	Review annually the Audit Committee’s own performance.

•	Make regular reports to the Board of Directors.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s Code of Business Conduct and Ethics.

      The Audit Committee shall have the authority to engage and obtain advice and assistance from current or independent legal, accounting or other advisors without seeking approval of the Board of Directors. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisors employed by the Audit Committee, and administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

      The Audit Committee will meet as often as the members shall determine to be necessary or appropriate, but at least four times during each year. In addition, the Audit Committee will make itself available to the independent auditors and the internal auditors of the Company as requested. Reports of meetings of the Audit Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Audit Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Audit Committee.

      As adopted by the Board of Directors on February 10, 2004.

ANNEX B

ENCORE ACQUISITION COMPANY

2000 INCENTIVE STOCK PLAN

(As Amended and Revised Effective March 18, 2004)

SECTION 1.     Purpose; Definitions.

      The purpose of the Plan is to attract, motivate and retain selected employees of the Company and to provide the Company with the ability to provide incentives more directly linked to the profitability of the Company’s businesses and increases in shareholder value.

      For purposes of the Plan, the following terms are defined as set forth below:

      “Awards” mean grants under this Plan of any form of Stock Option, Stock Award, Stock Appreciation Right or Cash Award, whether granted singly, in combination or in tandem, pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

      “Board” means the Board of Directors of the Company.

      “Cash Award” means an Award denominated in cash.

      “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      “Commission” means the Securities and Exchange Commission or any successor agency.

      “Committee” means the Board unless, and until, a Compensation Committee of the Board, or a subcommittee thereof, any successor thereto or such other committee or subcommittee, shall be designated by the Board to administer the Plan.

      “Common Stock” or “Stock” means the $0.01 par value Common Stock of the Company.

      “Company” means Encore Acquisition Company, a corporation organized under the laws of the State of Delaware, and its subsidiaries.

      “Exercise Period” means the 60-day period from and after a Change in Control.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

      “Fair Market Value” means, as of any given date, (i) the closing sale price of the Common Stock for such date on The New York Stock Exchange, (ii) at the discretion of the Committee, the price prevailing on the exchange at the time of exercise or other relevant event (as determined in accordance with procedures established by the Committee), (iii) if the closing sale price or the price prevailing on the exchange cannot be determined, the fair market value of the Common Stock as determined by the Committee in good faith, (iv) if applicable, the price per share as determined in accordance with the terms, conditions, and limitations set forth in an Award agreement, or (v) if applicable, the price per share as determined in accordance with the procedures of a third party administrator retained by the Company to administer the Plan and as approved by the Committee. Under no circumstances shall the Fair Market Value be less than the par value of the Common Stock.

      “Grant Date” means the date an Award is granted to a Plan participant pursuant to the Plan. The Grant Date for a substituted award is the Grant Date of the original award.

      “Grant Price” means the price at which a Plan participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

      “Incentive Stock Option” means any Stock Option that complies with Section 422 of the Code.

      “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

      “Performance Award” means an Award made pursuant to this Plan that is subject to the attainment of one or more Performance Goals.

      “Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

      “Plan” means this 2000 Incentive Stock Plan, as amended from time to time.

      “Qualified Performance Award” means a Performance Award made to a participant who is an employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Section 5(e)(ii) of the Plan.

      “Restricted Period” means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

      “Restricted Stock” means an Award of shares of Common Stock that is subject to a Restricted Period.

      “Restricted Stock Unit” means a Stock Unit that is subject to a Restricted Period.

      “Spread Value” means, with respect to a share of Common Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award’s exercise or Grant Price, if any.

      “Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

      “Stock Award” means an Award in the form of shares of Common Stock or Stock Units, including an award of Restricted Stock or Restricted Stock Units.

      “Stock Option” means an option granted pursuant to Section 5(a).

      “Stock Unit” means a unit representing the right to receive one share of Common Stock or equivalent value (as determined by the Committee).

      In addition, the terms “Business Combination,” “Change in Control,” “Change in Control Price,” “Incumbent Board,” “Outstanding Company Stock,” “Outstanding Company Voting Securities” and “Person” have the meanings set forth in Section 6.

      SECTION 2.     Administration.

      The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

      Subject to the terms of the Plan, the Committee shall have the authority to determine those employees eligible to receive Awards and the amount, type and terms of each Award.

      Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Board or the Committee may authorize the Chief Executive Officer and/or another executive officer of the Company, if and to the extent permitted by applicable law, rule or regulation, or a subcommittee of members of the Board, to grant individual Awards from such pool pursuant to such conditions or limitations as the Board or the Committee may establish. The Board or Committee may also delegate to the Chief Executive Officer and to other employees of the Company its administrative duties under this Plan (excluding its granting authority) pursuant to such conditions or limitations as the Committee may establish. The Board or Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

      The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such an Award was granted or (ii) consented to by such Participant. Notwithstanding anything herein to the contrary, without the approval of the Company’s stockholders, Stock Options issued under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted Stock Option, except as expressly provided by the adjustment provisions of Section 4.

      Any determination made by the Committee or pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3.     Eligibility.

      All directors and all full time regular employees of the Company and its subsidiaries and affiliates are eligible to be granted Awards under the Plan.

SECTION 4.     Common Stock Subject to Plan.

      The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 3,000,000 shares. If any Award is exercised, cashed out, forfeited, or terminates or expires without a payment being made to the participant in the form of Common Stock, the shares subject to such Award, if any, shall again be available for distribution in connection with Awards under the Plan. Any shares of Common Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award shall be available for distribution in connection with Awards under the Plan.

      Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the New York Stock Exchange for equity compensation plans applies.

      In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, split-up, distribution to holders of Common Stock of securities or property (including cash dividends that the Board determines are not in the ordinary course of business but excluding normal cash dividends), or other change in corporate structure affecting the Common Stock occurring after adoption of the Plan by the Board, the Board is authorized to make substitutions or adjustments in the aggregate number and kind of shares reserved and available for issuance under the Plan, in the number, kind and Grant Price or other price of shares subject to outstanding Awards and in the per person Award limits set forth in Section 5; provided, however, that any such substitutions or adjustments shall be, to the extent deemed appropriate by the Board, consistent with the treatment of shares of Common Stock not subject to the Plan, and that the number of shares subject to any Award shall always be a whole number.

SECTION 5.     Awards.

      The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination, or in tandem with other Awards. Each Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award.

      (a) Stock Options.

(i) A Stock Option represents the right to purchase a share of Stock at a predetermined Grant Price. Stock Options granted under this Plan may be in the form of Incentive Stock Options or

Nonqualified Stock Options, as specified in the Award agreement. The terms of each Stock Option shall be set forth in the Award agreement. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the optionee valued at the Fair Market Value on the date the Stock Option is exercised; provided, however, that to the extent required by the Committee such Common Stock shall not have been acquired within the preceding six months upon the exercise of a Stock Option Award granted under the Plan or any other plan maintained at any time by the Company or any subsidiary.

(ii) Incentive Stock Options will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, Incentive Stock Options must have an exercise price not less than the Fair Market Value of a share of Common Stock on the Grant Date, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the Grant Date; but may be subsequently modified to disqualify them from treatment as Incentive Stock Options. In the case of an Incentive Stock Option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the exercise price must be at least 110% of the Fair Market Value of a share of Common Stock on the Grant Date and the Incentive Stock Option must expire no later than the fifth anniversary of the date of its grant. The aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code).

(iii) Nonqualified Stock Options will provide for the right to purchase Common Stock at a specified price which, except with respect to Nonqualified Stock Options intended to qualify as performance-based compensation under Section 162(m) of the Code, may be less than Fair Market Value on the Grant Date (but not less than 85% of Fair Market Value) and usually will become exercisable (in the discretion of the Committee) in one or more installments after the Grant Date. The term of a Nonqualified Stock Option will not exceed ten years from the Grant Date.

      (b) Stock Awards. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee; provided that any Stock Award which is not a Performance Award shall have a minimum Restricted Period of three years from the Grant Date, provided further that (i) the Committee may provide for earlier vesting upon a termination of employment by reason of death, disability, layoff, retirement, or change in control, and (ii) such three-year minimum Restricted Period shall not apply to a Stock Award that is granted in lieu of salary or bonus. Shares of Restricted Stock are shares of Common Stock that are awarded to a participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement (including, without limitation, a specified period of employment or the satisfaction of pre-established Performance Goals, when granted to executive officers). Stock Awards granted to executive officers may only be in the form of Performance Awards. Except as provided in this subsection (b) and in the applicable Award agreement, a participant who has received an Award of Restricted Stock shall have all the rights of a holder of Common Stock, including the rights to receive dividends or dividend equivalents and to vote during the Restricted Period. Dividends with respect to Restricted Stock that are payable in Common Stock shall be paid in the form of Restricted Stock.

      (c) Stock Appreciation Rights. An Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SARs awarded pursuant to this Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Committee.

      (d) Cash Awards. An Award may be in the form of a Cash Award. The terms, conditions, and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

      (e) Performance Awards. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted pursuant to this Plan shall be determined by the Committee; provided that any Stock Award granted as a Performance Award shall have a minimum Restricted Period of one year from the Grant Date, provided further that the Committee may provide for earlier vesting upon a termination of employment by reason of death, disability, layoff, retirement, or change in control. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Plan participant and/or the portion of an Award that may be exercised.

(i) Nonqualified Performance Awards. Performance Awards that are not intended to qualify as qualified performance-based compensation under Section 162(m), or that are Stock Options or SARs, of the Code shall be based on achievement of such goals and be subject to such terms, conditions, and restrictions as the Committee or its delegate shall determine.

(ii) Qualified Performance Awards. Performance Awards under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested, or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units or divisions of the Company or the applicable sector, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following: Increased revenue; Net income measures (including but not limited to income after capital costs and income before or after taxes); Stock price measures (including but not limited to growth measures and total shareholder return); Market share; Earnings per share (actual or targeted growth); Earnings before interest, taxes, depreciation, and amortization (“EBITDA”); Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities); Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency); Expense measures (including but not limited to finding and development costs, overhead cost and general and administrative expense); Margins; Shareholder value; Total shareholder return; Reserve levels; Reserve additions; Proceeds from dispositions; Reserve replacement ratio; Total market value; and Corporate values measures (including ethics compliance, environmental, and safety).

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those participants whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals for Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

      (f) Employee Award Limits.

(i) No Plan participant who is an employee may be granted, during any calendar year, Awards covering or relating to more than 150,000 shares of Common Stock.

(ii) No Plan participant who is an employee may be granted Awards consisting of cash (including Cash Awards that are granted as Performance Awards) in respect of any calendar year having a value determined on the Grant Date in excess of $1,000,000.

      (g) Nonemployee Director Award Limits. No Plan participant who is a nonemployee director may be granted, during any calendar year, Awards covering or relating to more than 10,000 shares of Common Stock.

      SECTION 6.     Change in Control Provisions.

      (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, unless the Committee otherwise determines prior to such Change in Control:

(i) All Stock Options and SARs outstanding as of the date such Change in Control occurs shall become fully vested and exercisable.

(ii) The restrictions and other conditions applicable to any Stock Award, including vesting requirements, shall lapse, and such Awards shall become free of all restrictions and fully vested.

(iii) The value of all outstanding Stock Options, SARs and Stock Awards shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the “Change in Control Price,” as defined in Section 6(c), as of the date such Change in Control occurs or such other date as the Committee may determine prior to the Change in Control.

      (b) Definition of Change in Control. A “Change in Control” means the happening of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (iii) of this Section 6(b) or (5) any acquisition by a Person that owns on the date this Plan is adopted by the Board of Directors more than 20% of the outstanding capital stock of the Company at such date; or

(ii) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Approval by the stockholders of the Company of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such Person owned 40% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, (1) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 40% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 40% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

      (c) Change in Control Price. “Change in Control Price” means the highest closing price per share paid for the purchase of Common Stock on the New York Stock Exchange at any time during the preceding 60-day period ending on the date the Change in Control occurs, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which such Incentive Stock Options are cashed out.

      (d) Notwithstanding any other provision of this Plan, upon a Change in Control, unless the Committee shall determine otherwise at grant, an Award recipient shall have the right, by giving notice to the Company within the Exercise Period, to elect to surrender all or part of the Stock Option to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the “Change in Control Price” on the date of such notice shall exceed the exercise or Grant Price under such Award, multiplied by the number of shares of Stock as to which the right granted under this Section 6 shall have been exercised.

      (e) Notwithstanding the foregoing, if any right granted pursuant to this Section 6 would make a Change in Control transaction ineligible for pooling of interests accounting under generally accepted accounting principles that but for this Section 6 would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute the cash payable pursuant to this Section 6 with Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

      SECTION 7.     Plan Amendment and Termination

      The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval if such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed, or if such amendment would: (i) decrease the Grant Price of any Stock Option to less than the minimum price set forth herein on the Grant Date; or (ii) increase the total number of shares of Common Stock that may be distributed under the Plan.

      Except as set forth in any Award agreement, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient’s consent.

      SECTION 8.     Transferability.

      No Award shall be transferable or assignable, or payable to or exercisable by, anyone other than the participant to whom it was granted, except (i) by law, will or the laws of descent and distribution, (ii) as a result of the disability of a participant or (iii) that the Committee may permit transfers of Awards by gift or otherwise to a member of a participant’s immediate family and/or trusts whose beneficiaries are members of the participant’s immediate family, or to such other persons or entities as may be approved by the Committee. Notwithstanding the foregoing, in no event shall Incentive Stock Options be transferable or assignable other than by will or by the laws of descent and distribution, except as may be expressly allowed by applicable laws or regulations.

      SECTION 9.     Award Agreements.

      Each Award under the Plan shall be evidenced by a written agreement that sets forth the terms, conditions, and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the recipient’s employment terminates. The Committee may amend an Award Agreement, provided that no such amendment may materially and adversely affect an Award without the Award recipient’s consent.

      SECTION 10.     Effective Date; Term.

      The Plan was initially adopted by the Board on March 8, 2001. This amendment and restatement of the Plan is effective as of the date of its adoption by the Board on March 18, 2004, subject to the approval by the holders of a majority of the shares of common stock then outstanding. The term of the Plan is ten years from the date the amended and restated Plan is approved by the holders of a majority of the shares of Common Stock. Except as otherwise provided by the Board, no Awards shall be granted after the term of the Plan has expired. Any Awards granted during the term of the Plan may extend beyond the term of the Plan.

      SECTION 11.     General Provisions.

      (a) The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

      All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (b) It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

      (c) Nothing contained in this Plan shall prevent the Company, a subsidiary, or an affiliate from adopting other or additional compensation arrangements for its employees.

      (d) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary, or an affiliate to terminate the employment of any employee at any time.

      (e) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its subsidiaries and affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. Common Stock used to settle withholding obligations shall be valued at Fair Market Value on the date such withholding obligations are due. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

      (f) On receipt of written notice of exercise, the Committee may elect to cash out all or a portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the Spread Value of such shares on the date such notice of exercise is received.

      (g) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

      (h) If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

APPENDIX

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2.	Please mark your votes as indicated in ☑ this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

1. ELECTION OF DIRECTORS -

01 02 03 04 05 06 07 08	Nominees: I. Jon Brumley Jon S. Brumley Howard H. Newman Ted A. Gardner Ted Collins, Jr. James A. Winne III Martin Bowen John V. Genova	FOR	WITHHELD FOR ALL

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE 2000 INCENTIVE STOCK PLAN.

2. AMENDMENT AND RESTATEMENT OF 2000 INCENTIVE STOCK PLAN -

     To approve the amendment and restatement of the 2000 Incentive Stock Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Dated: , 2004

Signature

Signature if held jointly

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:00 PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
http://www.eproxy.com/eac

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

TELEPHONE

1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ENCORE ACQUISITION COMPANY

The undersigned hereby appoints I. Jon Brumley, Jon S. Brumley and Roy W. Jageman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Encore Acquisition Company Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held April 29, 2004 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

FOLD AND DETACH HERE